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                                                                    Exhibit 10.2


                     AMENDMENT NO. 2 TO EMPLOYMENT AGREEMENT

     This Amendment No. 2 to Employment Agreement (this "Amendment") is made and entered into as of September 1, 2000, by and between Werner Co., a Pennsylvania corporation (the "Company"), successor by merger to Werner Management Co. ("WMC") and Michael E. Werner ("Executive").

     WHEREAS, the Company and Executive desire to enter into this Amendment to amend certain terms of the Employment Agreement (the "Agreement").

     NOW THEREFORE, the Company and Executive agree as follows:

     1. AMENDMENT TO PERFORMANCE BASED COMPENSATION.

     Section 3.2 of the Agreement shall be amended by deleting the first paragraph and chart and replacing with the following:

     In addition to the Base Salary provided for in Section 3.1 hereof, commencing for the fiscal year 2000, Executive shall be eligible to receive an annual cash bonus (prorated based on service) earned during the calendar year in an amount equal to 70% of the Base Salary in effect at the end of such calendar year based upon the extent to which Werner Holding Co. (PA), Inc.'s ("Holdings") consolidated Earnings Before Interest, Taxes, Depreciation and Amortization ("EBITDA"), as defined in EXHIBIT 1 hereto, equals or exceeds the percentages of target annual EBITDA with respect to such fiscal year in accordance with the attached Exhibit 3.

     2. TERM OF EMPLOYMENT

     The term of this Agreement shall be extended three (3) years from the original expiration date determined by Section 2(b) of the Agreement to November 23, 2003 and


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shall be automatically renewed for successive one (1) year periods thereafter unless either party gives notice otherwise within 12 months, but not less than 6 months prior to an expiration.

     3. TITLE.

     Schedule 1 of this Agreement shall be amended by adding President, Werner Ladder Co.

     4. AMENDMENT TO TERMINATION OF EMPLOYMENT.

     Section 6.3 of the Agreement shall be amended by deleting (1) of the definition of "Good Reason" such that the sentence shall now read as follows:

     For purposes of this Agreement, "Good Reason" shall mean (1) a reduction by the Company in the Executive's bonus opportunities or, except as specifically provided herein, base salary as in effect on the Effective Date or as the same may be increased from time to time; (2) unless the members of the Board appointed pursuant to Section 4(iii) of the Shareholder Agreement dated as of the date hereof agree to such reduction or other action, any material reduction in the level of benefits (including participation in any bonus plan) to which the Executive is entitled under one or more employee benefit plans on the Effective Date, or the taking of any action by the Company which would adversely affect the Executive's accrued benefits under any such employee benefit plans or deprive the Executive of any material fringe benefit enjoyed by the Executive on the Effective Date; (3) a demand by the Company to the Executive to relocate to any place that exceeds a fifty (50) mile radius beyond the location at which the Executive performed the Executive's duties on the Effective Date; or (4) any material breach by the Company of any provision of this Agreement.


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     5. REMAINING PROVISIONS.

     All provisions of the Agreement not otherwise amended by this Amendment shall remain in full force and effect.

     IN WITNESS WHEREOF, this Amendment has been duly executed as of the day and year first above written.


                                        WERNER CO., a Pennsylvania Corporation

                                        By:
                                            ------------------------------------
                                            Name:  Dennis G. Heiner
                                            Title: President and CEO


                                        EXECUTIVE


                                        ----------------------------------------
                                        Michael E. Werner


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